Exhibit 32

Certification of the Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report on Form 10-Q of NYMEX Holdings, Inc. (the “Company”) for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mitchell Steinhause as Principal Executive Officer of the Company, and Lewis A. Raibley, III, as Principal Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  May 10, 2005

By:	/s/ MITCHELL STEINHAUSE
Name:	Mitchell Steinhause
Title:	Chairman (Principal Executive Officer)

Date:  May 10, 2005

By:	/s/ LEWIS A. RAIBLEY, III
Name:	Lewis A. Raibley, III
Title:	Chief Financial Officer (Principal Financial Officer)